UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

Amendment to Shareholders Agreement

On March 20, 2013, Tutor Perini Corporation (the “Company”) and Ronald N. Tutor, as shareholder representative, entered into Amendment No. 4 (the “Amendment”) to the Shareholders Agreement, dated April 2, 2008, as amended on September 17, 2010, June 2, 2011 and September 13, 2011 (the “Shareholders Agreement”).  The Amendment accelerates the date at which the transfer restrictions contained in Section 5 of the Shareholders Agreement terminate to March 20, 2013 (previously the first Business Day following the Transfer Restriction Termination Date), provided that such termination shall not relieve any party of liability for such party’s breach of Section 5 prior to such termination.  Mr. Tutor requested the Amendment to provide the flexibility to manage his portfolio in the manner he deems most appropriate.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

4.1	Amendment No. 4 of the Shareholders Agreement, dated as of March 20, 2013, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: March 20, 2013	By: /s/ Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer